As filed with the Securities and Exchange Commission on January 29, 1999
                                                    Registration No. 333-_______
 ------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           Network Event Theater, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                             13-3864111
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                                529 Fifth Avenue
                            New York, New York 10017
                    (Address of principal executive offices)
                                   (Zip Code)

               Network Event Theater, Inc. 1997 Stock Option Plan
               Network Event Theater, Inc. 1996 Stock Option Plan
                            (Full title of the Plans)

                                 Harlan D. Peltz
                           Network Event Theater, Inc.
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 622-7300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================
Title Of Securities  Amount      Proposed         Proposed         Amount Of
To Be Registered     To Be       Maximum           Maximum        Registration
                  Registered(1)  Offering         Aggregate        Fee (2)
                                 Price Per        Offering
                                 Share(2)         Price(2)
===============================================================================
Common Stock,     850,000 shares  $15.50         $13,175,000       $3,663
par value
$.01 per share
===============================================================================

<F1>
(1) The maximum number of shares which may be issued pursuant to the Network Event Theater, Inc. 1997 Stock Option Plan (the "1997 Plan") and the Network Event Theater, Inc. 1996 Stock Option Plan (the "1996 Plan" and, together with the 1997 Plan, the "Plans") covered by this Registration Statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the Plans as a result of the adjustment provisions therein.

<F2>
(2) Estimated solely for the purpose of calculating the fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock, par value $.01 per share (the "Common Stock"), reported on the Nasdaq SmallCap Market on January 26, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Network Event Theater, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998.

     (2) ______ The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1998.

     (3) ______ The description of the Common Stock contained in the Company's registration statement on Form 8-A, as filed with the Commission on January 17, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company is incorporated in Delaware. Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability. The Certificate of Incorporation of the Company provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. The Company's Certificate of Incorporation contains such a provision.

     The Company's Bylaws authorize the Company to indemnify its directors, officers, incorporators, employees and agents with respect to certain costs, expenses and amounts incurred in connection with an action, suit or proceeding by reason of the fact that any such person was serving as a director, officer, incorporator, employee or agent of the Company. In addition, the Company's Bylaws permit the Company to provide additional indemnification rights to its officers and directors and to indemnify them to the fullest extent possible under the General Corporation Law of the State of Delaware.

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company maintains a standard form of directors' and officers' liability insurance policy which provides coverage to the directors and officers of the Company for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         4.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, Registration No. 33-80935, filed on March 6, 1996 (the "Form SB-2")).

         4.2 Certificate of Amendment of Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Form SB-2).

         4.3 Certificate of Amendment of Certificate of Incorporation, as filed May 27, 1998 (incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998).

         4.4 Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Form SB-2).

         4.5 Network Event Theater, Inc. 1996 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Form SB-2).

         4.6*     Network Event Theater, Inc. 1997 Stock Option Plan.

         5.1*     Opinion of Proskauer Rose LLP re: legality of securities.

         23.1*    Consent of Ernst & Young LLP.

         23.2*    Consent of Proskauer Rose LLP (included in Exhibit 5.1).

         24.1*    Powers of Attorney (included on signature page).
---------------------------
* Filed herewith.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes that it will:

         (1) ______ File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the
            Securities Act;

                (ii) Reflect in the prospectus any facts or events which,
            individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 29, 1999.

                                       Network Event Theater, Inc.


                                       By:/s/ Harlan D. Peltz
                                       Harlan D. Peltz
                                       Chairman of the Board and
                                       Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Harlan D. Peltz, Don Leeds, Bruce L. Resnik or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                            Title                      Date
----------                            -----                      ----


/s/Harlan D. Peltz          Chairman of the Board and      January 29, 1999
--------------------        Chief Executive Officer
Harlan D. Peltz             (principal executive officer)


/s/ Don Leeds               President and Director         January 29, 1999
--------------------
Don Leeds

/s/ Bruce L. Resnik         Executive Vice President,      January 29, 1999
Bruce L. Resnik             Chief Financial Officer
                            and Secretary (principal
                            financial and accounting
                            officer)

/s/ Freddie Fields                  Director               January 29, 1999
--------------------
Freddie Fields


/s/ Howard Klein                    Director               January 29, 1999
--------------------
Howard Klein


/s/ Metin Negrin                    Director               January 29, 1999
--------------------
Metin Negrin


/s/ George Lindemann                Director               January 29, 1999
--------------------
George Lindemann

                                  EXHIBIT INDEX


         4.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2, Registration No. 33-80935, filed on March 6, 1996 (the "Form SB-2")).

         4.2 Certificate of Amendment of Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Form SB-2).

         4.3 Certificate of Amendment of Certificate of Incorporation, as filed May 27, 1998 (incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998).

          4.4 Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Form SB-2).

          4.5 Network Event Theater, Inc. 1996 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Form SB-2).

         4.6*     Network Event Theater, Inc. 1997 Stock Option Plan.

         5.1*     Opinion of Proskauer Rose LLP.

         23.1*    Consent of Ernst & Young LLP.

         23.2*    Consent of Proskauer Rose LLP (included in Exhibit 5.1).

         24.1*    Powers of Attorney (included on signature page).
---------------------------
*    Filed herewith.